Exhibit 10-1

                             AMENDMENT NO. 1
                                   TO
                      SUBORDINATED PROMISSORY NOTE

     THIS AMENDMENT NO. 1 (this "Amendment") is entered into as of the dates set forth on the signature page hereto, by and between CalAmp Corp., a Delaware corporation (the "Company"), and EchoStar Technologies, L.L.C., a Texas limited liability company formerly known as EchoStar Technologies Corporation (the "Holder").

     WHEREAS, the Company issued that certain Subordinated Promissory Note dated December 14, 2007 (the "Subordinated Note") in the principal amount of $5,000,000.00 to the Holder;

     WHEREAS, payment of the principal of the Subordinated Note is made by the Company at the rate of $5.00 per unit of Product purchased by the Holder; and

     WHEREAS, pursuant to Section 5(e) of the Subordinated Note, the parties desire to amend the Subordinated Note to increase the payment rate for a certain category of products.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     SECTION 1. Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Subordinated Note.

     SECTION 2.  Amendment of Section 3(a).  Section 3(a) of the Subordinated
Note is hereby deleted in its entirety and the following paragraph shall be substituted in lieu thereof:

           "(a) Principal shall be due and payable from time to time within 5 Business Days after receipt by the Company of payment by the Holder for each unit of Product purchased at the following rates:
     (i) $5.00 of principal per unit of Product other than, commencing January 1, 2009, the DPP Triple (as defined in the Settlement Agreement), and (ii) during the period beginning and including
     January 1, 2009 and ending and including May 31, 2009, $20.00 of principal per DPP Triple unit purchased during such period up to a maximum of 120,000 DPP Triple units; provided that after the earlier of the purchase of 120,000 DPP Triple units during such period and the end of such period, the amount of principal the Company will be required to pay per unit of DPP Triple will revert to $5.00 per unit. Principal payments on this Subordinated Note for Products purchased by the Holder shall continue until the entire principal balance of this Subordinated Note has been paid in full. For the purposes of this
     Section 3(a), "Product" shall include new products that are introduced by the Company after the date hereof that have a value greater than $25.00 per unit of product."

     SECTION 3. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all other terms and provisions of the Subordinated Note are and shall remain in full force and effect.

     SECTION 4. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which shall constitute a fully executed Amendment. Transmittal and receipt of a facsimile copy of this Amendment with the facsimile signature(s) shall be binding on the parties hereto.

     SECTION 5. Reference to Subordinated Note. Upon the effectiveness of this Amendment, each reference in the Subordinated Note to "Subordinated Note", "hereunder", "herein" or words of like import shall mean and be a reference to the Subordinated Note, as amended by this Amendment.



     IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Amendment No. 1 to Subordinated Promissory Note as of the date first set forth above.

                              CALAMP CORP.,
                              a Delaware corporation


                              By: /s/ Richard K. Vitelle
                                     ------------------------
                              Name:   Richard K. Vitelle
                              Title:  VP Finance & CFO
                                      February 13, 2009

                              ECHOSTAR TECHNOLOGIES, L.L.C.,
                              a Texas limited liability company


                              By: /s/ George J. King
                                     ------------------------
                              Name:  George J. King
                              Title:  Senior Vice President
                                      January 11, 2009